UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2002

LINCOLN NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Market Street, Suite 3900, Centre Square West Tower, Philadelphia, PA 19102
(Address of principal executive offices)

Registrant’s telephone number 215-448-1400

Item 5

     Updated Guidance for Estimated Effect of Equity Market Volatility on Income from Operations

Lincoln National Corporation
Updated Guidance for Estimated Effect of Equity Market Volatility
on Income from Operations

In light of the increased volatility of recent equity markets, LNC has decided to provide expanded information concerning how changes in equity markets might be expected to affect its operating earnings. As will be explained in greater detail below, the effects on LNC’s operating results of significant volatility in equity markets are complex and are not expected to be proportional for market increases and market decreases. This non-proportionality results from a variety of factors. For instance, the existence of product attributes such as the guaranteed minimum death benefit (GMDB) features of some variable annuities can create a more pronounced effect in declining equity markets than in rising markets.

Another instance of disproportionate effects for equity market declines, versus equity market increases, is the retrospective recalculation of the cumulative amortization of Deferred Acquisition Costs (“DAC unlocking”). As an example, a decline in equity markets of 15% can be expected to produce a more significant DAC unlocking effect than would a 15% increase in equity markets. In part, this is explained by the simple fact that for a declining market to fully recover and regain longer-term expected performance, a larger proportionate increase in market levels is required. For the markets to recover from the 15% decline in the above example, markets would need to rise by 17.6%. While these differing effects are less pronounced with less significant changes in equity markets, the effects become increasingly pronounced when changes in equity markets becomes more extreme.

To provide increased information regarding the potential impact of recent equity market volatility, LNC is providing specific information concerning the immediate and the ongoing effect of the second quarter 2002 equity markets decline on operating earnings. Following that discussion, additional information is provided concerning the estimated effects of further changes in equity markets.

Estimated Effects of Equity Market Volatility of the Second Quarter of 2002

In measuring the effects of changes in equity markets on its Retirement segment, LNC uses the S&P 500 index. LNC has generally found that the S&P 500 index is reasonably correlated to the effect of overall equity markets performance on this segment’s account values. During the second quarter, the S&P 500 was down 13.7% on an actual basis and 5.65% on a daily average basis. Because LNC’s fee income earned on its variable annuity business is determined daily, the change in the S&P 500 on a daily average basis provides a reasonable indication of the impact of equity markets performance on the Retirement segment’s fee income. However, the end of period account values are used for computing DAC unlocking and for incurred GMDB costs; accordingly, the end of period change in the S&P 500 is used in measuring the estimated market impact of DAC unlocking and for the impact associated with incurred GMDB costs.

When compared to LNC’s long-term assumption of a 9% positive annual equity market return, LNC determined that the equity market decline adversely affected second quarter income from operations of the Retirement segment by $26.7 million. This decrease in operating income includes $22.8 million due to the combination of DAC unlocking and incurred GMDB costs which will affect only the second quarter’s results. The other $3.9 million decrease in second quarter operating income is made up of $1.7 million in reduced fee income and $2.2 million of reduced separate account dividend received deduction tax benefits, both of which may continue to have ongoing effects in subsequent quarters, unless markets recover. The reduced tax benefit reported in the second quarter is disproportionate relative to the change in fee income due to the fact that the tax calculation is based upon projected effects on taxes for the full year under GAAP reporting of taxes for interim periods.

As noted above, LNC’s fee income earned on its variable annuity business is determined daily, so the change in the S&P 500 on a daily average basis provides a reasonable indication of the annualized impact of equity markets performance on the Retirement segment’s fee income. LNC expects that the ongoing effects of the second quarter market changes on the Retirement segment’s fee income will reduce quarterly operating results by $6.2 million, which is a $4.5 million further reduction in operating earnings relative to the actual decline in operating earnings of $1.7 million experienced in the second quarter.

Measuring the estimated annualized effects of quarterly market changes on the Retirement segment’s fee income is relatively straightforward. However, the actual effect of market changes in the current quarter of a market change and in the immediately following quarter will not be equal to a pro-rata 25% of the estimated annualized effect of the market change. This is due to the fact that the actual change in fee income in the immediate quarter during which the market changes is measured by the change in actual variable account values from the beginning of the quarter compared to the average balance of variable account values for the quarter. The change in fee income due to the change from average account values to ending account values does not occur in the immediate quarter of the market change; rather, that change in fee income will occur in the quarter following the market change. The dynamics of these calculations complicates the determination of the quarterly effects of market changes on the Retirement segment’s fee income for the immediate quarter and for the following quarter. Calculations illustrating the quarterly computations of the effect of market changes on fee income are detailed in the examples presented below.

LNC also uses the S&P 500 index when describing the general effects of changes in equity markets for the Life Insurance segment. Given the mix of the Life Insurance segment’s business, relative to the Retirement segment, changes in equity markets can be expected to have a more modest impact on the Life Insurance segments operating results.

During the second quarter of 2002, the impact of the decline in equity markets was $1.4 million, due primarily to DAC unlocking.

Additional market indices are used in measuring the effects of the market on the operating results of LNC’s Investment Management segment. All these equity markets indices declined during the second quarter, ranging from a 20.7% NASDAQ decline to a 2% decline in the MSCI EAFE index. LNC determined that the effect of these market declines was a decrease in second quarter 2002 operating earnings for the Investment Management segment of $1.4 million. The ongoing effects of the second quarter equity markets decline is expected to be $1.9 million, for a decrease in operating income of $0.5 million in subsequent quarters relative to the second quarter.

For the Lincoln UK segment, the FTSE 100 index provides a reasonable measure for approximating the effect of equity markets performance on operating earnings. During the second quarter of 2002, the FTSE 100 declined by 11.7%, which had an adverse impact of $8.9 million on income from operations in the quarter. The primary items adversely affecting second quarter operating earnings were the present value of inforce business (PVIF) and DAC unlocking that occurred as a result of actual equity markets performance being significantly worse than the assumed long-term rate of return. Going forward, quarterly operating earnings for Lincoln UK are expected to show a small improvement, $0.3 million, due to the ongoing effects of the second quarter equity markets decline, for an improvement of $9.2 million relative to second quarter operating earnings.

Examples of Estimated Effects of Ongoing Equity Market Volatility

     The following discussion concerning the estimated effects of ongoing equity market volatility on LNC’s operating income is intended to be illustrative. Actual effects may vary depending on a variety of factors, many of which are outside of LNC’s control, such as changing customer behaviors that might result in changes in the mix of LNC’s business between variable or fixed annuity contracts, switching between investment alternatives available within variable products, or changes in policy lapsation rates. The relative effects shown in the illustrative scenarios presented below should not be considered to be indicative of the proportional effects on income from operations that more significant changes in equity markets may generate. Such non-proportional effects include those discussed earlier, such as incurred GMDB costs and DAC unlocking.

     Since the effects of continued equity market volatility is complex and subject to a variety of estimates and assumptions, such as assumed rates of long-term equity market performance, it is difficult to provide information that can be reliably applied to predict operating earnings effects over a broad range of equity markets performance alternatives. But in an effort to provide some further insight into these matters, LNC has provided below illustrative examples of the effects that equity market volatility might be expected to have on LNC’s income from operations. The underlying assumptions regarding these illustrations are as follows:

1) The first scenario assumes that equity markets remain unchanged from their respective levels at June 30, 2002 through the end of 2002. From that point forward, equity markets resume a long-term upward trend of 9% annually.

2) The second scenario assumes that from June 30, 2002 through the end of the third quarter of 2002 equity markets decline by 5%, and then decline another 5% during the fourth quarter of 2002. Market declines during each quarter are assumed to occur in a pattern that results in the daily average decline equaling 2.5% from the beginning of the quarter. From year-end 2002, equity markets resume a long-term upward trend of 9% annually.

As the above assumptions indicate, actual equity market changes that may have occurred since June 30, 2002 are not being considered; the examples that follow are provided to illustrate the effects of a hypothetical change in equity markets from June 30, 2002. The following tables are examples of the estimated effects on income from operations that might be expected for each of these scenarios.

Scenario #1:

No change in equity markets from June 30, 2002 through December 31, 2002.
Estimated Effect on 3rd Quarter Income from Operations- (Million $):

		Market				Change
		Effects	Ongoing	Current	Total	in Third
		Reported	Effects	Effects	Effects	Quarter
		in Second	of Market	in Third	in Third	Relative
Segment		Quarter	Changes	Quarter	Quarter	to Second

	Fees Q1
Retirement	Effect	$1.3	$1.0 *	$0.0	$1.0	($0.3)
	Fees Q2
	Effect	($3.0)	($7.2 )*	$0.0	($7.2)	($4.2)
	Total Fee
	Income	($1.7)	($6.2 )*	$0.0	($6.2)	($4.5)
	Other	($2.2)	($2.2)	($0.3)	($2.5)	($0.3)
	GMDB	($13.2)	$0.0	($2.0)	($2.0)	$11.2
	DAC	($9.6)	$0.0	($1.6)	($1.6)	$8.0
Retirement	Total Effect	($26.7)	($8.4)	($3.9)	($12.3)	$14.4
Life Insurance	Total Effect	($1.4)	$0.0	($0.1)	($0.1)	$1.3
Investment Management	Total Effect	($1.4)	($1.9)	$0.0	($1.9)	($0.5)
Lincoln UK	Fee Income	($0.4)	($0.4)	$0.0	($0.4)	$0.0
	DAC/PVIF	($8.5)	$0.0	($1.8)	($1.8)	$6.7
Lincoln UK	Total Effect	($8.9)	($0.4)	($1.8)	($2.2)	$6.7
LNC Total	Total Effect	($38.4)	($10.7)	($5.8)	($16.5)	$21.9

*	Differences exist in the market change effect on fee income for the current quarter, as compared to the ongoing quarterly effect, because the change in fee income in the immediate quarter is determined by the change in beginning variable account balances to average variable account balances for the current quarter. The change in fee income in the next subsequent quarter is determined by the change in average account values to ending variable account values that occurred due to the market changing in the preceding quarter. However, in all following quarters, the ongoing effect of changes in the market occurring in the current quarter will be determined by the difference in beginning of quarter to end of quarter variable account balances.

Under this scenario, it would be expected that the effect of equity markets on 4th quarter operating results would be very close to the effect on 3rd quarter earnings, because a zero change in equity markets would have almost no ongoing effects upon subsequent quarterly operating earnings. Note also that DAC unlocking and GMDB reserve increases would occur in amounts that would be similar in both the 3rd and 4th quarters, since in this example equity market performance is below assumed ongoing positive market performance levels. As a result, there would be only minor differences in 4th quarter income from operations relative to the 3rd quarter due to the effects of equity markets.

To complete the discussion of the above scenario, assume that there are no other changes in 3rd or 4th quarter operating income other than the equity markets effect. In that case, LNC’s income from operations would increase from $127.2 million in the second quarter to $149.1 million in the third quarter. LNC’s fourth quarter income from operations would also be $149.1 million.

Scenario #2:

5% decline in equity markets from June 30, 2002 in each of the 3rd and 4th quarters of 2002.

Estimated Effect on 3rd Quarter Income from Operations- (Million $):

						Change in
		Market	Ongoing	Current	Total	Third
		Effects in	Effects of	Effects in	Effects	Quarter
		Second	Market	Third	in Third	Relative to
Segment		Quarter	Changes	Quarter	Quarter	Second

Retirement	Fees Q1 Effect	$1.3	$1.0	$0.0	$1.0	($0.3)
	Fees Q2 Effect	($3.0)	($7.2)	$0.0	($7.2)	($4.2)
	Fees Q3 Effect	$0.0	$0.0	($1.4)	($1.4)	($1.4)
	Total Fee Income	($1.7)	($6.2)	($1.4)	($7.6)	($5.9)
	Other	($2.2)	($2.2)	($0.9)	($3.1)	($0.9)
	GMDB	($13.2)	$0.0	($7.2)	($7.2)	$6.0
	DAC	($9.6)	$0.0	($5.1)	($5.1)	$4.5
Retirement	Total Effect	($26.7)	($8.4)	($14.6)	($23.0)	$3.7
Life Insurance	Total Effect	($1.4)	$0.0	($0.6)	($0.6)	$0.8
Investment Management	Total Effect	($1.4)	($1.9)	($1.0)	($2.9)	($1.5)
Lincoln UK	Fees	($0.4)	($0.4)	($0.1)	($0.5)	($0.1)
	DAC/PVIF	($8.5)	$0.0	($5.3)	($5.3)	$3.2
Lincoln UK	Total Effect	($8.9)	($0.4)	($5.4)	($5.8)	$3.1
Corporate - Distribution	Total Effect	$0.0	$0.0	($1.0)	($1.0)	($1.0 )*
LNC Total	Total Effect	($38.4)	($10.7)	($22.6)	($33.3)	$5.1

*	Represents the estimated effect on LNC’s distribution operations that are reported in the Corporate and Other segment.

Scenario #2, continued:

5% decline in equity markets from June 30, 2002 in each of the 3rd and 4th quarters of 2002.

Estimated Effect on 4th Quarter Income from Operations- (Million $):

						Change
			Ongoing	Current	Total	in Fourth
		Effects	Effect of	Effects	Effects	Quarter
		in Third	Market	in Fourth	in Fourth	Relative
Segment		Quarter	Changes	Quarter	Quarter	to Third

	Fees Q1
Retirement	Effect	$1.0	$1.0	$0.0	$1.0	$0.0
	Fees Q2
	Effect	($7.2)	($7.2)	$0.0	($7.2)	$0.0
	Fees Q3
	Effect	($1.4)	($2.8)	$0.0	($2.8)	($1.4)
	Fees Q4
	Effect	$0.0	$0.0	($1.3)	($1.3)	($1.3)
	Total Fee Income	($7.6)	($9.0)	($1.3)	($10.3)	($2.7)
	Other	($3.1)	($2.2)	($0.9)	($3.1)	$0.0
	GMDB	($7.2)	$0.0	($8.7)	($8.7)	($1.5)
	DAC	($5.1)	$0.0	($6.5)	($6.5)	($1.4)
Retirement	Total Effect	($23.0)	($11.2)	($17.4)	($28.6)	($5.6)
Life Insurance	Total Effect	($0.6)	($0.1)	($0.6)	($0.7)	($0.1)
Investment Management	Total Effect	($2.9)	($2.9)	($1.0)	($3.9)	($1.0)
Lincoln UK	Fees	($0.6)	($0.6)	($0.1)	($0.7)	($0.1)
	DAC/PVIF	($5.2)	$0.0	($5.3)	($5.3)	($0.1)
Lincoln UK	Total Effect	($5.8)	($0.6)	($5.4)	($6.0)	($0.2)
Corporate - Distribution	Total Effect	($1.0)	$0.0	($1.4)	($1.4)	($0.4)
LNC Total	Total Effect	($33.3)	($14.8)	($25.8)	($40.6)	($7.3)

To complete the discussion of the above scenario, assume that there are no other changes in 3rd or 4th quarter operating income other than the equity markets effect. In that case, LNC’s income from operations would increase from $127.2 million in the second quarter to $132.3 million in the third quarter, and then decline to $125.0 million in the fourth quarter.

Estimating Operating Income Effects Per 1% Change in Equity Markets

The above examples are based upon the estimated annual effect on operating income for each one-percentage point change in relevant equity market indices. Taking one-fourth of this annual estimate will generate the expected effect of the equity market change on quarterly operating income, with the exception of DAC unlocking and GMDB incurred cost calculations where the effect is fully reflected in one quarter. The estimated effect in millions of dollars per one-percentage change and the changes in each of the relevant market indices used in the above examples, are listed in the following table.

Segment and			5% 3rd	5% 4th
Operating Income		No Change	Quarter	Quarter
Effect	Relevant Measure	in Market	Decline	Decline

Retirement – Fee Income	Ave Daily Change in S&P 500	$2.3 M x 0.0	$2.3 M x (2.5)	$2.1 M x (2.5)
Retirement – Other Items	Actual Change in S&P 500 vs. Expected	$0.5 M x (2.25)	$0.5 M x (7.25)	$0.5 M x (7.25)
Retirement – GMDB Incurred Costs	Actual Change in S&P 500 vs. Expected	$0.9 M x (2.25)	$1.0 M x (7.25)	$1.2 M x (7.25)
Retirement – DAC	Actual Change in S&P 500 vs. Expected	$0.7 M x (2.25)	$0.7 M x (7.25)	$0.9 M x (7.25)
Life Insurance – DAC	Actual Change in S&P 500 vs. Expected	$0.04 M x (2.25)	$0.08 M x (7.25)	$0.08 M x (7.25)
Investment Management — Total	Blend of Market Indices	$0.8 M x 0.0%	$0.8 M x (5.0)	$0.8 M x (5.0)
Lincoln UK – Fee Income	Ave Daily Change in FTSE 100	$0.1 M x 0.0	$0.1 M x (2.5)	$0.1 factor x (2.5)
Lincoln UK – DAC/PVIF	Actual Change in FTSE 100 vs. Expected Change	$0.7 M x (2.5)	$0.7 M x (7.5)	$0.7 M x (7.5)

As the above table indicates, the effect on a one percent change in equity markets varies depending upon the severity of the change. Presented below are estimated one million dollar effects upon annual operating income for various market changes that are currently used by LNC in modeling the Retirement segment. These estimated effects are subject to ongoing modification, as they are particularly sensitive to the mix of business and to the actual level of variable account balances.

Retirement Segment – Annual Operating Income Effect For Changes in Equity Markets

($ Millions for each 1% Change in Relevant Market Index)

	11 – 20%	6 – 10%	1 to 5%		1 to 5%	6 – 10%
	Decline	Decline	Decline	No Change	Increase	Increase	10% +

Fee Income	(2.0)	(2.1)	(2.3)	—	2.3	2.4	2.5
Other	(0.5)	(0.5)	(0.5)	—	0.5	0.5	0.5
GMDB	(1.5)	(1.2)	(1.0)	(0.9)	(0.4)	0.5	0.7
DAC	(1.0)	(0.9)	(0.7)	(0.7)	(0.4)	0.3	0.4

The estimated annual operating income effects indicated in the table above are applicable for the third and fourth quarter of 2002. In selecting the appropriate factor to use, the cumulative change in markets from June 30, 2002 needs to be considered. For example, assume an estimate is being computed for the annual effect on Retirement fee income due to a 4% decline in the markets occurring the fourth quarter of 2002, and that this 4% fourth quarter market decline follows an 8% decline in the equity markets occurring in the third quarter of 2002. In this example, the expected annual effect of a fourth quarter 2002 market decline of 4% is estimated as: ($2.1*2)+($2.0*2) = ($8.2) million.

Forward Looking Statements — Cautionary Language

The preceding information discusses factors that may affect future financial performance. Certain statements contained in this document are “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. These risks and uncertainties include, among others, subsequent significant changes in: the company (e.g., acquisitions and divestitures of legal entities and blocks of business – directly or by means of reinsurance transactions including the recently completed divestiture of LNC’s reinsurance business); financial markets (e.g., interest rates and securities markets); competitors and competing products and services; LNC’s ability to operate its businesses in a relatively normal manner; legislation (e.g., corporate, individual, estate and product taxation); the price of LNC’s stock; accounting principles generally accepted in the United States; regulations (e.g., insurance and securities regulations); and debt and claims paying ratings issued by nationally recognized statistical rating organizations.

Other risks and uncertainties include: the risk that significant accounting, fraud or corporate governance issues may adversely affect the value of certain investments; whether necessary regulatory approvals are obtained (e.g., insurance department, Hart-Scott-Rodino, etc.) and, if obtained, whether they are obtained on a timely basis; whether proceeds from divestitures of legal entities and blocks of business can be used as planned; litigation, arbitration and other actions [e.g., a) adverse decisions in significant actions including, but not limited to extra contractual and class action damage cases, b) new decisions which change the law, c) unexpected trial court rulings, d) unavailability of witnesses and e) newly discovered evidence]; acts of God (e.g., hurricanes, earthquakes and storms); whether there will be any significant charges or benefits resulting from the contingencies described in the footnotes to LNC’s consolidated financial statements; acts of terrorism or war; the stability of governments in countries in which LNC does business; and other insurance risks (e.g., policyholder mortality and morbidity).

The risks included here are not exhaustive. Lincoln National Corporation’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional risks and factors which could impact LNC’s business and financial performance. Moreover, LNC operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the impact of all risk factors on LNC’s business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results or a projection of earnings. In addition, LNC disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.